EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James L. Conway, Chief Executive Officer of Netsmart Technologies, Inc., hereby certify that the Form 10-Q/A of Netsmart Technologies, Inc. for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Netsmart Technologies, Inc.

/s/ James L. Conway

Name: James L. Conway
(Principal Executive Officer)
Date: January 10, 2006

I, Anthony F. Grisanti, Chief Financial Officer of Netsmart Technologies, Inc., hereby certify that the Form 10-Q/A of Netsmart Technologies, Inc. for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Netsmart Technologies, Inc.

/s/ Anthony F. Grisanti

Name: Anthony F. Grisanti
(Principal Financial Officer)
Date: January 10, 2006

These certifications are being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and, except to the extent required by the Sarbanes-Oxley Act, shall not be deemed to be filed as part of the periodic report described herein nor shall they be deemed filed by Netsmart Technologies, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of the written statements required by Section 906 has been provided to Netsmart Technologies, Inc. and will be retained by Netsmart Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.